Exhibit 10.69

NATIONAL FINANCIAL COMMUNICATIONS CORP
CONSULTING AGREEMENT

AGREEMENT made as of the 1st day of September, 2011 by National Automation Services, Inc., maintaining its principal offices at 2470 Saint Rose Pkwy, Henderson, NV 89074, (hereinafter referred to as "Client") and National Financial Communications Corp, a Commonwealth of Massachusetts corporation maintaining its principal offices at 105 Centre St, Dover, MA 02030 (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, Company is engaged in the business of providing and rendering investor relations and financial consulting services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Company for the purpose of obtaining these services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

1.)	Engagement of Company. Client herewith engages Company and Company agrees to render to Client investor relations, advisory and consulting services.

a.
The consulting services to be provided by the Company shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client.  Client acknowledges that Company's ability to relate information regarding Client's activities is directly related to the information provided by Client to the Company.

b.
Client acknowledges that Company will devote such time as is reasonably necessary to perf01m the services for Client, having due regard for Company's commitments and obligations to other businesses for which it performs consulting services.

2.)	Compensation and Expense Reimbursement.

a.
Client will pay the Company, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Company on Client's behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

In addition to the compensation and expense reimbursement referred to in Section 2(A) above, Company shall be entitled to receive from Client a "Transaction Fee", as a result of any Transaction resulting from an introduction (as described below) between Client and any other company, entity, person, group or persons or other patty which is introduced to, or put in contact with, Client by Company, or by which Client has been introduced to, or has been put in contact with, by Company.  A "Transaction" shall mean merger, sale of assets through an acquisition, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to the other, or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities. The services to be rendered by the Company to the Client shall under NO circumstances include the following:

1.)
Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by the Company to be registered as a broker-dealer under the Securities Act of 1934.

2.)	Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.

To be a Transaction covered by this section, the transaction must occur during the term of this Agreement or the one year period following the expiration of this Agreement.

The calculation of a Transaction Fee will be a predetermined flat fee the amount of which will be agreed to by both parties and shall be based upon the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Client.  Such fee shall be agreed upon by both parties either verbally or in writing and paid by certified funds at the closing of the Transaction.

Term and Termination:  This Agreement shall be for a period of six months commencing September 1, 2011 and terminating February 29, 2012. If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional six months. Either party hereto shall have the right to terminate this Agreement upon 15 days prior written notice to the other party after the first 90 days.

Treatment of Confidential Information:  Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Company in connection with Company's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information").  The Company will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Company is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

Representation by Company of other clients:  Client acknowledges and consents to Company rendering investor relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Company:  Client acknowledges that Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees.  Client agrees to indemnify, hold harmless and defend Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Company.

Independent Contractor:  It is expressly agreed that Company is acting as an independent contractor in performing its services hereunder.  Client shall carry no workers compensation insurance or any health or accident insurance on Company or consultant's employees.  Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

Non-Assignment:  This Agreement shall not be assigned by either party without the written consent of the other party.

Notices:  Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such patty at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Entire Agreement:  The within agreement contains the entire agreement and understanding between the patties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

Modification and Waiver:  This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof.  No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver

Law to Govern; Forum for Disputes:  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws.  Each party acknowledges to the other that courts within the City of Boston, Massachusetts shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement. In the event of delinquent fees owed to the Company, Client will be responsible for pay for all fees associated with the collection of these fees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Date: September 1, 2011

For:	National Automation Services, Inc.

By:	/s/ Robert Chance
Robert Chance, President and CEO

For:	National Financial Communications Corporation

By:	/s/ Geoffrey Eiten
Geoffrey Eiten, President

SCHEDULE A-1 EXPENSES

PAYMENT FOR SERVICES AND REIMBURSEMENT OF SCHEDULE A-1

PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES

A.  For the services to be rendered and performed by Company during the term of the Agreement, Client shall pay to Company six million restricted shares of NASV stock due at the signing of this Agreement.

B.  Client shall also reimburse Company for all reasonable and necessary out-of pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting f01th in reasonable detail the amount of such expenses.  Company shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior approval of the Client. Company agrees that any travel, entertainment or other expense which it may incur and which may be preferable to more than one of its clients (including Client) will be prorated among the clients for whom such expense has been incurred. Shares will be accepted for payment of expenses in the same manner as the base fee per month in Paragraph A above.

National Financial Communications Corporation

By:	/s/ Geoffrey Eiten
Geoffrey Eiten, President